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                                                                     EXHIBIT 4.7

                             PATTERSON ENERGY, INC.
                            Form of Warrant Agreement

                [for warrants sold attached to debt securities]*

         THIS WARRANT AGREEMENT is dated as of ________________, between Patterson Energy, Inc., a Delaware corporation (hereinafter called "Patterson", which term includes any successor corporation under the Indenture hereinafter referred to), and _________________, as Warrant Agent (herein called the "Warrant Agent").

         WHEREAS, Patterson has entered into an Indenture dated as of _____________, (the "Indenture"), with ____________, as trustee (the "Trustee"), providing for the issuance from time to time of its unsecured [senior] [subordinated] debentures, notes or other evidences of indebtedness (the "Debt Securities"), to be issued in one or more series, as provided in the Indenture; and

         WHEREAS, Patterson proposes to sell [title of Debt Securities being offered] (the "Offered Securities") with warrant certificates evidencing one or more warrants (the "Warrants" or, individually a "Warrant") representing the right to purchase [title of Debt Securities purchasable through exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

         WHEREAS, Patterson desires the Warrant Agent to act on behalf of Patterson in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced:

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                     Issuance of Warrants and Execution and
                        Delivery of Warrant Certificates

         Section 1.1. Issuance of Warrants. Warrants shall be initially issued in connection with the issuance of the Offered Securities [but shall be separately transferable on and after _________, ____ (the "Detachable Date")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Security in the principal amount of [$]_______. Warrant Certificates shall be initially issued in units with the Offered Securities and each Warrant Certificate included in such a unit shall evidence ___ Warrants for each [$]____ principal amount of Offered Securities included in such unit.

         Section 1.2. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered* form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its issuance and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of Patterson executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with

----------------

* Complete or modify the provisions of this Form as appropriate to reflect the terms of the Warrants and Warrant Securities.


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any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of Patterson by its Chief Executive Officer, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of Patterson may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by Patterson shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

         In case any officer of Patterson who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of Patterson; and any Warrant Certificate may be signed on behalf of Patterson by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of Patterson, although at the date of the execution of this Agreement any such person was not such officer.

         The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose. [If Offered Securities with Warrants which are not immediately detachable - or upon the register of the Offered Securities prior to the Detachable Date. Patterson will or will cause the registrar of the Offered Securities to make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date.]

         Section 1.3. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding [$]______ of Warrant Securities (except as provided in Sections 2.3(c), 3.2 and 4.1) may be executed by Patterson and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of Patterson, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to [$]______ aggregate principal amount of Warrant Securities and shall deliver such Warrant Certificates to or upon the order of Patterson. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.3(c).

                                   ARTICLE II
                Warrant Price, Duration and Exercise of Warrants

         Section 2.1. Warrant Price. [On _______, _____, the] [The Warrant] exercise price of each Warrant is [$] ______. [During the period from _________, ____, through and including _________, ____, the exercise price of each Warrant will be [$]___________], plus [accrued amortization of the original issue discount] [accrued interest] from _________, ____. [On ___________, ____, the exercise price of each Warrant will be [$]________. [if applicable -- insert relevant amounts in applicable foreign currency, currency unit or composite currency] During the period from _________, ____, through and



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including _________, ____, the exercise price of each Warrant will be
[$]___________, plus [accrued amortization of the original issue discount] [accrued interest] from _________, ____.] [In each case, the original issue discount will be amortized at a ___% annual rate, computed on an annual basis using a 360-day year consisting of twelve 30-day months]. Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price." [The original issue discount for each $1,000 principal amount of Warrant Securities is [$]_____.]

         Section 2.2. Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after [the date thereof] [_________, ____,] and at or before 5 p.m. New York time on __________________
(the "Expiration Date"). Each Warrant not exercised at or before 5 p.m. New York time on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

         Section 2.3. Exercise of Warrants.

                  (a) During the period specified in Section 2.2, any whole number of Warrants may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full, [in lawful money of the United States of America] [if applicable -- insert relevant amounts in applicable foreign currency, currency unit or composite currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at ________], provided that such exercise is subject to receipt, within five business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of Patterson maintained with it and shall advise Patterson by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to Patterson in writing.

                  (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise Patterson and the Trustee under the Indenture (if such Trustee is not the Warrant Agent) of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise,
         (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as Patterson shall reasonably require.

                  (c) As soon as practicable after the exercise of any Warrant, Patterson shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled in fully registered form, registered in such name or names as may be directed by such holder.** If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, Patterson shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.


---------------------

** Subject to change in accordance with changes in tax laws and regulations.


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                  (d) Patterson shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities; and in the event that any such transfer is involved, Patterson shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to Patterson's satisfaction that no such tax or other charge is due.

                                   ARTICLE III
                     Other Provisions Relating to Rights of
                         Holders of Warrant Certificates

         Section 3.1. No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of principal of, premium, if any, or interest on Warrant Securities or to enforce any of the covenants in the Indenture.

         Section 3.2. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to it, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to Patterson or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, Patterson shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, Patterson may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of Patterson, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         Section 3.3. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against Patterson suitable to enforce or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                                   ARTICLE IV
                  Exchange and Transfer of Warrant Certificates

         Section 4.1. Exchange and Transfer of Warrant Certificates. [If Offered Securities with Warrants which are immediately detachable - Upon] [If Offered Securities with Warrants which are not immediately detachable -Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Securities to which the Warrant Certificate was initially



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attached and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Securities. Prior to the Detachable Date, each transfer of the Offered Securities [on the register of the Offered Securities] shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent [or ________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office [and at _______ __] books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or ____________] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to Patterson and the Warrant Agent. No service charge shall be made for any exchange [or registration of transfer] of Warrant Certificates but Patterson may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by Patterson, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of Patterson, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration of transfer.

         Section 4.2. Treatment of Holders of Warrant Certificates. [If Warrants which are not immediately detachable - Every holder of a Warrant Certificate, by accepting the same, consents and agrees with Patterson, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent [or the registrar of the Offered Securities prior to the Detachable Date], Patterson and the Warrant Agent [or the registrar of the Offered Securities prior to the Detachable Date] may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.]

         Section 4.3. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to Patterson, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to Patterson from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to Patterson.

                                    ARTICLE V
                          Concerning the Warrant Agent

         Section 5.1. Warrant Agent. Patterson hereby appoints __________, as Warrant Agent of Patterson in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and __________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of Patterson as Patterson may hereafter grant to or



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confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         Section 5.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which Patterson agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                  (a) Compensation and Indemnification. Patterson agrees promptly to pay the Warrant Agent the compensation to be agreed upon with Patterson for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. Patterson also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

                  (b) Agent for Patterson. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of Patterson and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                  (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                  (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with Patterson and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of Patterson as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee for any series of Debt Securities under the Indenture.

                  (f) No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                  (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

                  (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by Patterson.



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                  (i) No Implied Obligations. The Warrant Agent shall be
         obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by Patterson of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to Patterson pursuant to this Agreement or for the application by Patterson of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by Patterson in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
         Section 6.2, to make any demand upon Patterson.

         Section 5.3. Resignation and Appointment of Successor.

                  (a) Patterson agrees, for the benefit of the holders of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

                  (b) The Warrant Agent may at any time resign as such agent by giving written notice to Patterson of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless Patterson otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of Patterson and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by Patterson, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of Patterson under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                  (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by Patterson by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the



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         successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                  (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to Patterson an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                  (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI
                                  Miscellaneous

         Section 6.1. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as Patterson and the Warrant Agent may deem necessary or desirable; provided, that such action shall not materially and adversely affect the interests of the holders of the Warrant Certificates and, provided further, that Patterson and the Warrant Agent may amend this Agreement in any manner prior to the issuance of any Warrants hereunder. With the consent of the holders of not less than a majority in number of the then outstanding unexercised Warrants affected, Patterson and the Warrant Agent may modify or amend any other term of this Agreement; provided, however, that no such modification or amendment may be made without the consent of the holders affected thereby if such proposed amendment would (i) shorten the period of time during which the Warrants may be exercised;
(ii) otherwise materially and adversely affect the exercise rights of the holders of the Warrants; or (iii) reduce the number of outstanding Warrants.

         Section 6.2. Notices and Demands to Patterson and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to Patterson by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to Patterson.

         Section 6.3. Addresses. Any communication from Patterson to the Warrant Agent with respect to this Agreement shall be addressed to ____________________, and any communication from the Warrant Agent to Patterson with respect to this Agreement shall be addressed to Patterson Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549, Attention: _______________ (or such other address as shall be specified in writing by the Warrant Agent or by Patterson).

         Section 6.4. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be



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governed by and construed in accordance with, the laws of the State of [New
York], without giving effect to the conflict of laws principles thereof.

         Section 6.5. Delivery of Prospectus. Patterson will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with, the delivery of the Warrant Securities issued upon such exercise, a Prospectus.

         Section 6.6. Obtaining of Governmental Approvals. Patterson will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

         Section 6.7. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than Patterson, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

         Section 6.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificates for inspection by it.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereunto, and the same to be attested, all as of the day and year first above written.

                                             PATTERSON ENERGY, INC.
Attest:

                                             By
                                               ---------------------------------
----------------------------

                                             [NAME OF WARRANT AGENT],
                                             as Warrant Agent
Attest:

                                             By
                                               ---------------------------------
----------------------------

                                    EXHIBIT A

                          (FORM OF WARRANT CERTIFICATE)
                          [Face of Warrant Certificate]

   [Form of Legend of Warrants which are not immediately detachable: Prior to ___________, this Warrant Certificate cannot be transferred or exchanged unless attached to a [Title of Offered Securities].] Exercisable Only if Countersigned by the Warrant Agent as Provided Herein

                             PATTERSON ENERGY, INC.
                              WARRANTS TO PURCHASE
                          [Title of Warrant Securities]

                Void After 5:00 P.M. New York Time on ___________
[No.]                                                                   Warrants

         This certifies that ________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time [after 5 p.m. New York time on , [date], and] on or before 5 p.m. New York time on [date] [$] _____________ principal amount of [Title of Warrant Securities] (the "Warrant Securities"), of Patterson Energy, Inc. ("Patterson") issued and to be issued under the Indenture (as hereinafter defined), on the following basis: [on [date] the exercise price of each Warrant is [$] ; during the period from , [date] through and including [date], the exercise price of each Warrant will be [$] , plus [accrued amortization of the original issue discount] [accrued interest] from [date]; on [date] the exercise price of each Warrant will be [$] ; during the period from [date] through and including [date] , the exercise price of each Warrant will be [$] , plus [accrued amortization of the original issue discount] [accrued interest] from [date]; [in each case, the original issue discount will be amortized at __% annual rate, computed on an annual basis using a 360-day year consisting of twelve 30-day months] (the "Warrant Price"). [The original issue discount for each $1,000 principal amount [if applicable, insert relevant amount of foreign currency, currency units or composite currency] of Warrant Securities is $____________.] The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, [in lawful money of the United States of America] [if applicable, express Warrant exercise price in applicable foreign currency, currency unit or composite currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successors as warrant agent (the "Warrant Agent"), [or ________________] currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of $______________ and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ___________, ____, (the "Warrant Agreement") between Patterson and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ______________].

         The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture dated as of ___________, ____, (the "Indenture") between Patterson and ________________, as trustee, and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture and the form of Warrant Securities are on file at the corporate trust office of the trustee [and at ________________].

         [If Offered Securities with Warrants which are not immediately detachable - Prior to , 199__, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Securities. After such date, this [If Offered Securities with Warrants which are immediately detachable - Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or _____] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

         [If Offered Securities with Warrants which are not immediately detachable - Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable - After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive payments of principal of, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.

         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

Dated as of
           -----------------------         PATTERSON ENERGY, INC.


                                           By
                                             -----------------------------------
                                                Cloyce A. Talbott
                                                Chief Executive Officer
Attest:


----------------------------------
Countersigned


                                           -------------------------------------
                                                    As Warrant Agent


                                           By
                                             -----------------------------------

                        [Reverse of Warrant Certificate]
                      Instructions for Exercise of Warrant

         To exercise the Warrants evidenced hereby, the holder must pay [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer], in immediately available funds, the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department [insert address of Warrant Agent], Attn: [or ], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                     To Be Executed Upon Exercise of Warrant

         The undersigned hereby irrevocably elects to exercise Warrants evidenced by this Warrant Certificate, to purchase [$]_____________ principal amount of the [Title of Warrant Securities] (the "Warrant Securities") of Patterson Energy, Inc. and represents that he has tendered payment for such Warrant Securities [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, to the order of Patterson Energy, Inc., c/o [insert name and address of Warrant Agent], in the amount of [$]_____________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form and in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below. If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing he remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated                                        Name
     ------------------                          -------------------------------
                                                      (Please Print)

---------------------------------------
Address


---------------------------------------
Social Security Number of Holder


---------------------------------------
Signature

The Warrants evidenced hereby may be exercised at the following addresses:

By hand at
               ------------------------------------------------

               ------------------------------------------------

By mail at
               ------------------------------------------------

               ------------------------------------------------

         [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants--complete as appropriate.]

                                   Assignment
              (Form of Assignment to be Executed if Holder Desires
                     to Transfer Warrants Evidenced Hereby)

         For value received _______________________ hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print name and address, including zip code of assignee, and Social Security Number or other identifying number)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated
     ------------------------                   --------------------------------
                                                Signature

                                                (Signature must conform in all
                                                respect to name of holder as
                                                specified on the face of this
                                                Warrant Certificate and must
                                                bear a signature guarantee of a
                                                commercial bank, trust company,
                                                or member broker of the New
                                                York, American, Midwest or
                                                Pacific Stock Exchange.)

Signature Guaranteed:


---------------------------------------